UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2020

AzurRx BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	021-214723	46-4993860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(Address of Principal Executive Offices, and Zip Code)

(646) 699-7855
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 11, 2020, AzurRx BioPharma, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of directors, (2) the approval of the issuance of more than 20% of shares of common stock, par value $0.0001 per share (the “Common Stock”) pursuant to a private placement (the “Private Placement”) and related exchange transaction (the “Exchange”), for purposes of Nasdaq listing Rule 5635(d), (3) the approval of the issuance of shares of Common Stock to certain officers and directors in the Private Placement and the Exchange, for purposes of Nasdaq Listing Rule 5635(c), (4) the approval of the issuance of more than 20% of Common Stock pursuant to a purchase agreement with Lincoln Park Capital Fund, LLC, for purposes of Nasdaq Listing Rule 5635(d), (5) the approval of the AzurRx BioPharma, Inc. 2020 Omnibus Equity Incentive Plan, (6) the ratification of the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020 and (7) the approval of the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals. The final voting results were as follows:

1.
The election of each of Edward J. Borkowski, Charles J. Casamento, Alastair Riddell, Vern L. Schramm, James Sapirstein and Gregory Oakes as directors to hold office for a term of one year, until his or her successor is duly elected and qualified or he or she is otherwise unable to complete his or her term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Edward J. Borkowski	8,158,757	4,921,719	9,250,263
Charles J. Casamento	8,937,842	4,142,634	9,250,263
Alastair Riddell	9,631,714	3,448,762	9,250,263
Vern L. Schramm	10,975,291	2,105,185	9,250,263
James Sapirstein	10,539,737	2,540,739	9,250,263
Gregory Oakes	10,609,262	2,471,214	9,250,263

2.
The proposal to approve the issuance of more than 20% of the Common Stock pursuant to the Private Placement and the Exchange, for purposes of Nasdaq Listing Rule 5635(d), was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,131,484	857,884	91,108	9,250,263

3.
The proposal to approve the issuance of shares of Common Stock to certain officers and directors in the Private Placement and the Exchange, for purposes of Nasdaq Listing Rule 5635(c), was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,123,631	3,751,966	204,879	9,250,263

4.
The proposal to approve the issuance of more than 20% of the Company Stock pursuant to a purchase agreement with Lincoln Park Capital Fund, LLC, for purposes of Nasdaq Listing Rule 5635(d), was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,883,323	1,023,696	173,457	9,250,263

5.
The proposal approve the AzurRx BioPharma, Inc. 2020 Omnibus Equity Incentive Plan was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,867,110	4,940,712	272,654	9,250,263

6.
The proposal to ratify the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
21,836,065	380,991	113,683

7.
The proposal to approve the adjournment of the Annual Meeting to the extent that there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals was approved based upon the following votes:

Votes For	Votes Against	Abstentions
18,639,167	3,380,217	311,355

Item 8.01 Other Events.

Upon the stockholder approval of Proposals No. 2 and 3 on September 11, 2020, an aggregate of 2,912.583005 shares of Series B Convertible Preferred Stock, initially convertible into an aggregate of 29,125,756 shares of Common Stock, warrants to purchase an aggregate of 14,562,826 shares of Common Stock, exchange warrants to purchase up to an aggregate of 1,772,937 shares of Common Stock and placement agent warrants to purchase up to an aggregate of 1,382,902 shares of Common Stock are now convertible and exercisable, respectively. Accordingly, the Series B Convertible Preferred Stock is no longer subject to redemption.

For more information on the Private Placement, the Exchange and the terms of the Series B Convertible Preferred Stock, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 8, 2020 and the Company’s Form 8-K filed with the Securities and Exchange Commission on July 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 2020	AzurRx BioPharma, Inc. By: /s/ James Sapirstein Name: James Sapirstein Title: President and Chief Executive Officer